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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8 - K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)       APRIL 20, 2000
                                                        -----------------------

                         STERLING FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

          WASHINGTON                     0-20800               91-1572822
          ----------                     -------               ----------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
        Incorporation)                                   Identification Number)

                111 NORTH WALL STREET, SPOKANE, WASHINGTON 99201
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               (Address of Principal Executive Offices)(Zip Code)

        Registrant's Telephone Number, Including Area Code (509) 458-3711
                                                           --------------
                                       N/A
                                   ----------
          (Former Name or Former Address, if Changed Since Last Report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

         Sterling Financial Corporation announces 2000 first quarter earnings for the period ended March 31, 2000.

         See attached information release.


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For Release April 20, 2000--9 a.m. PST                Contact:  Heidi B. Stanley
                                                                  (509) 358-6160

                         STERLING FINANCIAL CORPORATION
                        OF SPOKANE, WASHINGTON, ANNOUNCES
                           2000 FIRST QUARTER EARNINGS

Spokane, Washington--April 20, 2000--Sterling Financial Corporation (NASDAQ:STSA) today announced earnings of $3.3 million, or $0.41 per diluted share, for the three months ended March 31, 2000. This compares with earnings of $2.8 million, or $0.35 per diluted share for the prior year's comparable quarter. The increase in earnings primarily reflected an increase in net interest income.

Return on average equity was 11.2% for the three months ended March 31, 2000, compared with 9.6% for the same period in 1999. Return on average assets was 0.52% for the three months ended March 31, 2000, compared with 0.49% for the same period in 1999. The increased returns on average equity and average assets during the three months ended March 31, 2000 were a result of higher net interest income.

Harold B. Gilkey, Chairman and CEO, said, "The economy of the area within which we operate continues to be vibrant and strong, providing us with additional growth opportunities. We have focused on what the market needs in expanding our relationships with customers. During the first quarter of 2000, we spent significant time on the development of Internet banking which was launched at the beginning of the second quarter. We believe Sterling's expansion by use of "a mouse and a click" is a complement to our existing brick and mortar. In addition, we have added capacity to develop International Banking, meeting the needs of the marketplace. As the economy becomes increasingly globalized, a growing number of our customers need international banking services and expertise, as well as online services."

Net interest income of $19.4 million for the three months ended March 31, 2000, reflected a 9.3% increase, compared with $17.7 million for the same period in the prior year. The increase in net interest income was primarily due to an increase in the volume of loans and deposits. For the current quarter, the net interest margin was 3.29%, compared with 3.35% for the three months ended March 31, 1999. Sterling's first quarter 2000 net interest margin was impacted by a sharp increase in long-term rates, which negatively affected the cost of deposits and long-term borrowings.

Mr. Gilkey continued, "Total loan production was down from the same quarter a year ago. Last year we had significant lending to commercial real estate projects because of the disruption in the market of securitized commercial real estate loans. We took advantage of this and are glad we did. In the first quarter of 2000, Sterling has focused on traditional banking and has experienced significant growth, particularly in the business banking arena."

Total loan production for the quarter ended March 31, 2000, was $248.7 million, down approximately 27% from a record $340.7 million in originations for the same period a year ago. Sterling experienced significant growth in the traditional community banking areas. Community banking loan production (business banking, construction and consumer loans) was up approximately 13% over a year ago. During this first quarter, approximately 83% of loan production was from community banking lending.

Total assets increased 11% to $2.61 billion at March 31, 2000, compared with $2.35 billion at March 31, 1999. Total deposits increased 7% to $1.67 billion at March 31, 2000, compared with $1.56 billion at March 31, 1999.

Operating expenses were $16.4 million for the three months ended March 31, 2000, compared with $15.9 million for the three months ended March 31, 1999. The higher level of operating expenses was primarily a result of hiring additional personnel for the check processing centers and online banking services.

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Asset quality measures remained at acceptable levels. Delinquent loans as a percentage of total loans receivable were 0.58% at March 31, 2000, compared with 0.44% at March 31, 1999. Nonperforming assets were 0.68% of total assets at March 31, 2000, compared with 0.47% at March 31, 1999. This increase is consistent with our emphasis on consumer and commercial loans, which traditionally have slightly higher non-performing levels than real estate loans. Sterling's loan loss reserves were 0.84% of net loans at March 31, 2000.

Sterling continues to press its 10-year-old lawsuit against the United States government. Activity has increased substantially with the discovery process, which should take most or all of 2000.


Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association which opened in April 1983. Sterling Savings Bank, based in Spokane, Washington, has branches throughout Washington, Idaho, Oregon and western Montana. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho and western Montana. Sterling's subsidiary Harbor Financial Services, Inc., provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

ANY TREND OR FORWARD-LOOKING INFORMATION INCLUDED IN THIS PRESS RELEASE IS SUBJECT TO NUMEROUS POSSIBLE RISKS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO: THE POSSIBILITY OF ADVERSE ECONOMIC DEVELOPMENTS WHICH MAY, AMONG OTHER THINGS, INCREASE DEFAULT AND DELINQUENCY RISKS IN STERLING'S LOAN PORTFOLIOS; SHIFTS IN INTEREST RATES WHICH MAY RESULT IN LOWER INTEREST RATE MARGINS; CHANGES IN ACCOUNTING POLICIES; CHANGES IN THE MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; CHANGES IN THE REGULATORY AND COMPETITIVE ENVIRONMENT, AND OTHER RISKS. STERLING'S FUTURE RESULTS MAY DIFFER MATERIALLY FROM HISTORICAL RESULTS AS WELL AS FROM ANY TREND OR FORWARD-LOOKING INFORMATION INCLUDED IN THIS RELEASE.


                                      -30-
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                         STERLING FINANCIAL CORPORATION

                                   FORM 8 - K

                                S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 STERLING FINANCIAL CORPORATION
                                                          (Registrant)

      April 20, 2000                               /s/ William R. Basom
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          Date                                   William R. Basom
                                                 Vice President, Treasurer